UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14a INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to §240.14a-12
McAFEE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Intel to Acquire McAfee
Employee Equity Frequently Asked Questions (FAQs)
As you know, Intel has agreed to acquire McAfee, subject to regulatory clearances and to the satisfaction of customary closing conditions. The following FAQs and accompanying chart describe generally the treatment of McAfee stock and employee equity awards in the merger agreement. This FAQ is only a summary and is qualified by the terms of the merger agreement, a copy of which may be found by following the instructions below under “Additional Information and Where to Find It.”
McAfee Stock Questions
The merger agreement provides that at the time the merger closes, each outstanding share of McAfee common stock will be converted into the right to receive $48 in cash less any applicable tax withholding. You may have acquired McAfee stock via:
•	purchases made through our ESPP;

•	shares received from RSUs or PSUs that vested and that have not been sold;

•	shares received from the exercise of McAfee stock options that have not been sold; or

•	cash purchase of McAfee shares.
If you own shares of McAfee stock (this does not apply to unexercised stock options and unvested RSUs or PSUs), you will be receiving notices about the merger from E*Trade or another broker if you hold your McAfee shares with another broker.

Q1:	If I receive an email from E*Trade about the merger, is this a legitimate email?
A1:	Yes. If you receive an email from E*Trade about the merger it is because you are a McAfee stockholder.

Q2: A2:	What if I hold McAfee shares with another broker? Depending on how you have elected to receive materials from your broker, the broker will either email or mail you information about the merger.

Q3: A3:	What will happen to my shares in the merger?
Each share of McAfee stock you own (not unexercised stock options and not unvested RSUs or PSUs) will be canceled and you will receive a cash payment of $48 less any applicable tax withholding. McAfee shares (other than with respect to certain employee equity awards discussed below) will not be converted to Intel shares.

Q4: A4:	When will I receive any cash that I may be entitled to? Promptly after the merger closes.

Q5: A5:	Will the cash that I may be entitled to receive be sent to me automatically?
No, the notice you receive from E*Trade (or another broker) will instruct you on how to surrender your McAfee stock for payment. You will not receive any cash payment until you complete those steps.

Q6: A6:	Who is Jefferson Acquisition Corporation?
As is customary, Intel formed a wholly owned subsidiary, named Jefferson Acquisition Corporation, solely for the purpose of facilitating Intel’s acquisition of McAfee.

Q7: A7:	Where can I find out more about the terms of the merger?
In McAfee’s filings with the U.S. Securities and Exchange Commission (SEC) that may be found through McAfee’s investor relations website at http://investor.mcafee.com (click on “SEC Filings”). McAfee filed a Form 8-K on August 19, 2010 in connection with the signing of the definitive merger agreement that describes the merger. In addition, McAfee intends to file with the SEC a proxy statement and other relevant materials which will contain information regarding the merger. Please see “Additional Information and Where to Find It” below.
Employee Stock Purchase Plan Questions

Q8:	Will the November 30, 2010 ESPP purchase occur, as scheduled?

A8:	Provided that the merger does not close prior to November 30, 2010, we currently expect that the November 30, 2010 ESPP purchase will occur as scheduled. If the merger closes before November 30, 2010, the ESPP purchase will occur one business day before the merger closing date.

Q9:	Will there be an ESPP offering beginning December 1, 2010?

A9:	No. The offering currently scheduled to end on November 30, 2010 will be the last McAfee ESPP purchase. There will be no offerings after the purchase for such offering.

Q10:	When can we enroll in Intel’s ESPP?

A10:	We expect that employees in most countries will be eligible to enroll in the Intel ESPP enrollment period following the merger closing. More information will follow upon closing of the merger.
Employee Equity Award Questions

Q11:	What will happen to McAfee stock option awards?

A11:	Upon the closing of the merger, each outstanding and unexercised McAfee stock option that is held by a “continuing employee”,[1] whether vested or unvested, other than stock options under our McAfee.com Corporation 1999 Stock Plan and stock options in certain non-US jurisdictions, will be assumed by Intel.

The assumed stock options will be converted into a stock option to purchase Intel common stock based on an exchange ratio set forth in the merger agreement that compares the merger price of $48 to the average closing price of Intel common stock over the five trading days immediately preceding (but not including) the closing of the merger.
Example: Assume that Intel’s average closing price is $20 and you hold an option to purchase 1,000 shares of McAfee stock at $30, the conversion will occur as follows:
1.	The exchange ratio in the merger will be 2.4 ($48/$20).

2.	Your McAfee stock option will convert to an Intel option to purchase 2,400 shares of Intel stock (2.4 x 1,000) at an exercise price of $12.50 ($30/2.4).

3.	Before the conversion, there was unrealized gain of $18,000 (($48-$30) x 1,000). After the conversion, there will be unrealized gain of $18,000 (($20-$12.50) x 2,400).*

*	The price of Intel stock on the merger closing date, and after that date, may not equal the average closing price used in the exchange ratio. Upon exercise of an Intel option and sale of the underlying Intel shares, you may not realize the same gain as the unrealized gain before the conversion.
As mentioned above, stock options held by individuals who are not “continuing employees”, or that are held by employees in certain non-US jurisdictions or were granted under the McAfee.com

[1]	For this purpose, a “continuing employee” means each employee of McAfee or any McAfee subsidiary who (i) is offered and accepts employment, prior to the closing of the merger, by Intel or any subsidiary of Intel, (ii) at the closing, continues his or her employment with McAfee or any McAfee subsidiary, or (iii) remains or becomes at the closing an employee of McAfee or, outside the U.S., at the closing remains or becomes an employee of McAfee, Intel or any subsidiary as required by applicable law.

Corporation 1999 Stock Plan will not be assumed by Intel. These options will have vesting accelerated in full prior to the merger to the extent any unvested options have not been forfeited prior to the date the acceleration is effective in accordance with the terms of the applicable stock plan under which the stock options were granted. If such stock options are not exercised prior to the merger, they will be cancelled and, unless such options were granted under the McAfee.com Corporation 1999 Stock Plan, such options will be converted automatically into the right to receive an amount in cash. For each unexercised stock option, the amount in cash will be determined by multiplying the number of shares of McAfee common stock subject to such option immediately prior to the merger by the excess, if any, of the merger price of $48 per share over the per share exercise price of such stock option. The cash amount, if any, will be paid less applicable tax withholding following the merger. Options granted under the McAfee.com Corporation 1999 Stock Plan will be cancelled for no consideration.

Q12:	What will happen to unvested McAfee RSU and PSU awards?

A12:	Upon closing of the merger, each outstanding and unvested McAfee RSU and PSU award that is held by a “continuing employee” (other than awards in certain non-US jurisdictions) will be assumed by Intel and converted into an Intel RSU (with the McAfee PSUs converted to Intel RSUs subject to time-based vesting as described in Q&A 15 below) based on an exchange ratio set forth in the merger agreement that compares the merger price of $48 to the average closing price of Intel common stock over the five trading days immediately preceding (but not including) the closing of the merger.
Example: Assume that Intel’s average closing price is $20 and you hold an RSU for 1,000 shares of McAfee, the conversion will occur as follows:
1.	The exchange ratio in the merger will be 2.4 ($48/$20).

2.	Your McAfee RSU will convert to an Intel RSU for 2,400 shares of Intel (2.4 x 1,000).

3.	Before the conversion, there was unrealized gain of $48,000 ($48 x 1,000). After the conversion, there will be unrealized gain of $48,000 ($20 x 2,400).*

*	The price of Intel stock on the merger closing date, and after that date, may not equal the average closing price used in the exchange ratio. Upon sale of the Intel shares underlying an Intel RSU, you may not realize the same gain as the unrealized gain before the conversion.
As mentioned above, outstanding and unvested RSU and PSU awards held by individuals who are not “continuing employees” or are held by employees in certain non-US jurisdictions that are not assumed by Intel will have vesting accelerated in full prior to the merger to the extent any unvested RSU and PSU awards have not been forfeited prior to the date the acceleration is effective in accordance with the terms of the applicable stock plan under which the RSU and PSU awards were granted. Such awards will be automatically cancelled and converted into the right to receive an amount in cash equal to $48 multiplied by the number of shares of McAfee stock subject to such awards immediately prior to the merger. The cash amount, if any, will be paid less applicable tax withholding following the merger.

Q13:	Will any employees not be continuing after the merger?

A13:	At this point, no employees have been identified whose employment will not continue after the merger as a result of the merger, and we do not anticipate that there will be any identified. As stated in the note from Dave DeWalt on August 19th, McAfee will remain a stand-alone subsidiary of Intel after the acquisition closes, reporting into Intel’s Software and Services Group. There are no intended headcount changes as a result of this transaction.

Q14:	If I have any McAfee stock options, RSUs, or PSUs that will not be assumed by Intel, how will I know that?

A14:	If you hold any McAfee stock options, RSUs, or PSUs that will not be assumed by Intel, you will be sent a notice before the closing of the merger.

Q15:	Will the terms of the stock options, RSUs and PSUs assumed by Intel be the same after the merger as before?

A15:	Your assumed stock options and RSUs will be subject to the same basic terms, including the vesting schedule, as before the merger.

However, McAfee has agreed to amend each PSU award so that upon the merger, each such PSU award will be vested to the extent that it would have vested if the award had been granted originally with a 4-year annual time-based vesting schedule.

The unvested portion of a McAfee PSU will convert into an unvested Intel RSU with time-based vesting only (no performance-based vesting criteria will apply for future periods) for the as-granted number of shares (as described in your award agreement).

Vesting of McAfee PSUs, as converted to Intel RSUs, will continue after the merger (assuming continuous service) on the same 4-year annual time-based vesting schedule, except that to the extent any such award is not fully vested at the 18-month anniversary of the merger, it will become fully vested on the 18-month anniversary of the merger.

Q16:	What will happen to McAfee restricted stock awards (RSAs)? (This question only applies to McAfee employees who were previously employed by Secure Computing and continue to hold shares of McAfee restricted stock.)

A16:	Immediately prior to the closing of the merger, each outstanding McAfee RSA will accelerate in full and the holders of such awards will be treated as holding McAfee stock in the merger with respect to such awards.

Q17:	How will payments that I receive in exchange for my McAfee stock be taxed?

A17:	Because the tax consequences of any payments can vary significantly on a country by country basis, a discussion of the tax consequences of those payments is beyond the scope of these FAQs. You are advised to consult with your own tax professional for advice about the tax consequences of any payments you receive as a result of the merger and all other tax matters relating to your McAfee stock and employee equity awards. McAfee, Intel, and their respective advisors, agents, and representatives are not providing and will not provide tax advice to you.

Q18:	Can I exercise my vested McAfee stock options or sell my McAfee stock before the closing of the merger?

Q18:	Stock option exercises and sales of stock will be permitted only in accordance with McAfee’s Insider Trading Policy. If you have any questions, you can contact Stock Administration at stock_admin@mcafee.com or (972) 987-2919.
Additional Information and Where to Find It

Q19:	Where can I find more information about the merger?

A19:	McAfee plans to file with the U.S. Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement in connection with the proposed merger with Jefferson Acquisition Corporation, pursuant to which McAfee would be acquired by Intel Corporation (the “Merger”). The proxy statement will contain important information about the proposed Merger and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed by McAfee with the SEC through the web site maintained by the SEC at www.sec.gov, and directly from McAfee by contacting Investor Relations by mail at McAfee, Inc., 3965 Freedom Circle, Santa Clara,

California 95054, Attention: Investor Relations, by telephone at (408) 346-5223, or by going to McAfee’s Investor Relations web site at http://investor.mcafee.com (click on “SEC Filings”).

McAfee and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of McAfee in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in McAfee’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on May 10, 2010. This document is available free of charge at the SEC’s web site at www.sec.gov, and from McAfee by contacting Investor Relations by mail at McAfee, Inc., 3965 Freedom Circle, Santa Clara, California 95054, Attention: Investor Relations, by telephone at (408) 346-5223, or by going to McAfee’s Investor Relations web site at investor.mcafee.com (click on “SEC Filings”).

Note on Forward-Looking Statements

This Employee FAQ contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the expected benefits and costs of the transaction, the plans, strategies and objectives of management for future operations, plans regarding hiring and other employment and compensation matters and the expected closing of the proposed Merger. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Merger, satisfaction of closing conditions precedent to the consummation of the proposed Merger, including obtaining antitrust approvals in the U.S., Europe and other jurisdictions, the ability of Intel to successfully integrate McAfee’s operations and employees, the ability to realize anticipated benefits of the proposed Merger, and such other risks as identified in McAfee’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and McAfee’s most recent Quarterly Report on Form 10-Q, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. McAfee assumes no obligation to update any forward-looking statement contained in the subject document.

What happens to my McAfee Stock, Stock Options, Restricted Stock Awards (RSAs), Restricted Stock Units (RSUs), and Performance Stock Units (PSUs)?
Stock

*	As described more fully in the accompanying FAQs, all RSAs, certain stock options and certain RSUs and PSUs will not be assumed.
Stock
McAfee stock owned that was acquired through previous McAfee equity program activities, including: — cash exercise of stock options — vesting of RSUs/RSAs/PSUs — ESPP purchases
Cashed out at $48, the price Intel has agreed to pay for each share
Ex: 200 shares of McAfee stock held = $9,600 cash payment (less any applicable tax withholding)
200 x $48 = $9,600
*Unassumed McAfee Stock Options with an exercise price equal to or greater than $48
Cancelled — No cash payout
Cashed out at $48 less exercise price
Ex: 200 McAfee Unvested Stock Options ($30 exercise price) = $3,600 cash payment (less any applicable tax withholding)
($48 – $30) X 200 = $3,600
*Unassumed McAfee Stock Options with an exercise price less than $48
Cashed out at $48
Ex: 200 McAfee RSUs = $9,600 cash payment (less any applicable tax withholding) 200 x $48 = $9,600
*Unassumed McAfee RSAs, RSUs, and PSUs

Assumed Stock Options, RSUs, and PSUs

**	The actual stock price used for the conversion calculation will be the average of the closing sale price of Intel common stock as quoted on the Nasdaq Global Select Market for the five consecutive trading days immediately preceding, but not including, the closing date of the merger. Converted options/RSUs/PSUs will be rounded down to the next whole number of shares, and the exercise price of converted stock options rounded up to the nearest whole cent.

***	The price of Intel stock on the merger closing date, and after that date, may not equal the average closing price used in the exchange ratio. Upon the sale of Intel shares underlying an Intel option or RSU, you may not realize the same gain as the unrealized gain before the conversion.

****	Unvested McAfee RSUs which are converted to Unvested Intel RSUs will continue on their current vesting schedules. Unvested McAfee PSUs will be converted to Unvested Intel RSUs with a time-based vesting schedule (no future performance criteria) for the as-granted number of shares (as described in your award agreement) as described more fully in the accompanying FAQs.
***Assumed RSUs and PSUs
Converted to Unvested Intel RSUs
Ex: Assuming average Intel closing price of $20 at merger close** and 1,000 McAfee Unvested RSUs/PSUs held:
1,000 McAfee Unvested RSUs/PSUs X ($48 / $20) = 2,400 Unvested Intel RSUs****
Before the conversion, there was unrealized gain of $48,000 ($48 x 1,000). After the conversion, there will be unrealized gain of $48,000 ($20 x 2,400).***
Converted to Intel Stock Options
Ex: Assuming average Intel closing price of $20 at merger close** and 1,000 McAfee Stock Options ($30 exercise price) held converts to: 2,400 Intel Stock Options with a $12.50 exercise price
1,000 X ($48 / $20) = 2,400 Intel Stock Options $30 / ($48 / $20) = $12.50 exercise price
Before the conversion, there was unrealized gain of $18,000 (($48-$30) x 1,000). After the conversion, there will be unrealized gain of $18,000 (($20-$12.50) x 2,400).***
Assumed Stock Options
Assumed Stock Options, RSUs, and PSUs